EX-10.1

ADVICE OF BORROWING TERMS

Relationship Office:	South Yorkshire Corporate Business Centre	Date: 20 March 2001

Borrower(s)	Registered Number:
CJVander Limited	763852
International Silver Company Limited	03768277

We intend that the facilities listed in Part 1 of the attached Facility Schedule (the "on-demand facilities") should remain available to the borrower(s) until 13 September 2001 and all facilities should be reviewed on or before that date.  The facilities are, however, subject to the following:-

•            the terms and conditions below,
•            the specific conditions applicable to an individual facility as detailed in the Facility Schedule,
•            the Security detailed in the attached Security Schedule, and
•            the attached General Terms.

All amounts outstanding are repayable on demand which may be made by us at our discretion at any time and the facilities may be withdrawn, reduced, made subject to further conditions or otherwise varied by us giving notice in writing.

Conditions:
The following conditions must be satisfied at all times while the facilities are outstanding, but this will not affect our right to demand repayment at any time:

•            Monthly management accounts to be provided to us within 21 days of the end of the month to which they relate; to include Profit & Loss, Balance Sheet and Aged Debtor/Creditor listings with suitable commentary / explanations re any divergence from budget.

•            Facilities remain available subject to our agreed lending formula calculated on the following basis:

[Debtors  < 3 months + Stock x 40%] to cover utilised facilities in a ratio of minimum 2:1

•            The advance Payment Guarantees in favour of Charles Kendall & Partners Limited are issued subject to the advance payment monies are held in a separate account designated NatWest Bank re C J Vander Ltd.  Interest accrued on the balance of this account to be credited to the account of C J Vander Limited on the bank's standard interest payment dates.

•            Given the current trading of C J Vander Ltd and insolvent balance sheet footings (ie treating the parental support as a long term liability), we will continue to extend existing levels of support on the basis of the clear integrity of the parent undertaking.

Interest Set Off:
Cleared debit and cleared credit balances in the same currency on non-interest bearing current accounts and loan accounts repayable on demand specified below (the "Interest Set Off Accounts") will be used to calculate, on a daily basis, the net cleared debit balance of the Interest Set Off Accounts.  The interest Set Off Accounts, which we have agreed are to be set off for interest calculation purposes, are detailed in the attached Facility Schedule which also specifies the frequency at which interest will be payable and the rate or rates at which it will be charged on the net cleared debit balance.

Cleared debit balances which are set off on a daily basis by cleared credit balances on the Interest Set Off Accounts will incur interest at the Set Off Rate specified in the attached Facility Schedule.

/s/ A Tyas
Corporate Manager
For and on behalf of National Westminster Bank Plc

Acceptance:
•            To signify your agreement to the terms and conditions outlined above please sign and return the enclosed copy of this Advice of Borrowing Terms within 28 days.

Form of Acceptance

I accept the facility/facilities on the above terms and conditions and confirm that that I have been authorised by the Board(s) of Directors of the Borrower(s) to sign this Form of Acceptance on behalf of the Borrower(s).

By (name and title): /s/ Stephen Wilfin, Controller	Date 30 March 2001

For and on behalf of: C J Vander Limited

Facility Schedule

Part 1 – Facilities repayable on Demand:

Group Composite
Facility

Accounts included in the Group Facility Arrangement:	Name:	Account Number:
C. J Vander Limited International Silver Company Limited
Limit: Gross	£250,000
Limit: Net	£250,000
Purpose:	To finance working capital via Overdraft / Documentary Credits
Repayment:	Fully fluctuating
1st Debit Interest Rate:	1.00% above the Bank’s Base rate for the overdraft only
2nd Debit Interest Rate:	4.00% above the Bank’s Base rate on borrowing in excess of agreed facilities for the overdraft only
Interest Payable:	Quarterly
Arrangement Fee:	£1,250.00 to be debited on 20th March 2001 to cover the 6 month period to 13/9/2000.
Excess Fees:	We will be entitled to charge an excess fee at the Bank’s published rate for each day any agreed limit is exceeded (see our “Services & Charges for Business Customers” brochure for details).

Interest Set-Off Arrangement

The Interest Set-Off Accounts	Name:	Account Number:
C. J Vander Limited International Silver Company Limited
1st Debit Interest Rate:	1.0% above the Bank’s Base rate
2nd Debit Interest Rate:	4.00% above the Bank’s Base rate on borrowing in excess of agreed facilities
Set-Off Rate:	0% per annum
Interest/Set-Off Payable:	Quarterly
Account to be debited:

Facilities not subject to a Group / Composite Facility.

Terminable Indemnities

Name of Borrower:	C J Vander Limited
Limit:	£ 221,876
Type and Purpose:	Advance Payment Guarantee in favour of Charles Kendall & Partners Limited
Basis of Expiry:	delivery of goods
Arrangement Fee:	0.5% of outstanding value per annum payable monthly in advance to account number
Indemnity Fee:	1.5% of outstanding value per annum payable quarterly in advance, to be debited to account number

Cheque Negotiations

Name of Borrower:	C J Vander Limited
Limit:	£10,000
Purpose:	Negotiation of Foreign Cheques with Recourse
Fees:	Subject to separate tariff, calculated on sterling value of cheque. Information available upon request or at the time the service is provided.

Settlement Risk

Name of Borrower:	C J Vander Limited / International Silver Company Ltd
Limit/Frequency:	£60,000 per day
Type and Purpose:	Facilitate BACS payments via Bankline Payaway

Settlement Risk

Name of Borrower:	C J Vander Limited / International Silver Company Ltd
Limit/Frequency:	£ 140,000 at any one time
Type and Purpose:	Facilitate payments abroad via Bankline Payment Manager

Security Schedule

We rely on the security detailed below (and require additional security where specified) to repay, on demand, all your current and future liabilities (both actual and contingent) to us.  These liabilities include, without limitation, those incurred by you under the facility(ies) specified in the Facility Schedule.

Date Executed/New:	Security	Given/to be given by:
27/09/89	Cross Guarantee Structure	between C J Vander Ltd Roberts & Belk Ltd, John Biggin Ltd, Modern Silverware Products Ltd, Vander Properties Ltd and C J Vander (Antiques) Ltd.
21/9/99	Cross guarantee	between C J Vander Ltd & International Silver Co. Ltd.
13/01/74	Mortgage Debenture incorporating an equitable charge over Vander House providing Fixed and Floating Charge over all company assets	C J Vander Ltd
11/11/85	Supplemental Specific Charge over book debts	C J Vander Ltd
8/10/99	Mortgage Debenture providing Fixed and Floating charge over all company assets.	International Silver Company Ltd.
30/01/74	Mortgage Debenture providing Fixed and Floating charge over all company assets.	Roberts & Belk Ltd.
04/09/91	Supplemental Specific Charge over book debts	Roberts & Belk Ltd.
26/04/78	Mortgage Debenture providing Fixed and Floating charge over all company assets.	John Biggin Ltd.
12/03/92	Mortgage Debenture providing Fixed & Floating charge over all company assets.	Modern Silverware Products Ltd.
27/09/89	Mortgage Debenture providing Fixed and Floating charge over all company assets.	C J Vander (Antiques) Ltd.